Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation in this 9th Amendment to Registration Statement on Form SB-2 of our reports dated February 23, 2007 (and restatement dated September 23, 2007), on our audits of the financial statements of Intelligent Buying, Inc. as of December 31, 2006 and for the year ended December 31, 2006. We also consent to the reference to our firm under the caption "Experts".

/s/ Paritz & Co.

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Hackensack, New Jersey

January 7, 2008